Amendment No. 5 to Employment Agreement

WHEREAS Galaxy Gaming, Inc. (the “Company”) and Harry C. Hagerty (“Employee”) are parties (the “Parties”) to an Employment Agreement dated May 1, 2017, as amended and modified by Amendment No.1 on January 11, 2017, Amendment No. 2 on February 21, 2019, Amendment No. 3 on October 22, 2019 and Amendment No. 4 on January 3, 2022 (the Employment Agreement and Amendment No.1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 are hereinafter collectively referred to as the “Agreement”); and

WHEREAS, Employee wishes to retire from the Company in the next year;

WHEREAS, as a result of Employee’s desire to retire in the next year, the Company will hire a replacement person for the position of CFO, Secretary and Treasurer, during the course of the next year and Company and Employee wish to have an orderly transition of the duties of the CFO and Secretary and Treasurer of the Company;

WHEREAS the Company and Employee desire to modify certain terms of the Agreement;

NOW THEREFORE, the Parties agree as follows:

1.
Section 1(a) of the Employment Agreement shall be amended and modified to extend the end date of the term of employment of the Employee from April 30, 2024, to a new end date of April 30, 2025, at which time the Agreement will expire.

2.
Section 1 (c) shall be amended to the extent of any by replacing the existing Exhibit A of the Agreement with Exhibit A-1 attached hereto.

This Amendment No. 5 shall become part of and subject to the terms of the Agreement which, except as modified hereby, remains unchanged and in full force and effect. To the extent that the terms and conditions expressly set forth in this Amendment No. 5 conflict with the terms and conditions of the Agreement, the terms and conditions expressly set forth in this Amendment No. 5 shall prevail. Unless otherwise defined in this Amendment No. 5, capitalized terms used herein shall have the same meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 5 with an effective date of April 22, 2024.

GALAXY GAMING, INC. HARRY C. HAGERTY, an Individual

By: _______________________ By: _______________________

Name: Matt Reback, President and CEO

Exhibit A-1 To Employment Agreement

Employee: Harry Hagerty

Position: Chief Financial Officer, Secretary, Treasurer/ Strategic Advisor

A.
Continuing Responsibilities Prior to Hiring of Replacement CFO:

1. Employee shall Oversee and manage the following functions within Employer:

a. Finance

i. Accounting

ii. Treasury

iii. Tax

iv. Financial Reporting

v. Budgeting

vi. Risk Management

vii. Strategy/M&A

viii. Investor Relations

b. Administration

i. Information Technology

ii. Facilities

c. Other functions and responsibilities as determined by the Chief Executive Officer.

B.
Responsibilities in relation to transition to Strategic Advisor.

1.
Position title and duties: Upon the commencement of the employment of the successor Chief Financial Officer, Employee’s title shall change to “Strategic Advisor” with a corresponding change in duties. As Strategic Advisor, Employee shall perform the following functions within Employer:
i.
Assist newly hired CFO, Secretary, Treasurer to transition into the position within the Company and be available for inquiries by the Company.
ii.
Assist in advising with regard to pending or potential new transactions.
iii.
Assist in strategic and tactical discussions.
iv.
Maintain position of Secretary and Treasurer as necessary, until new CFO has acquired appropriate gaming licensing and/or signatory duties can be transferred to CEO and others.

2.
The parties acknowledge and agree that during this period, Employee may be out of the office and perform his duties remotely.

Compensation and benefits.

1.
During the period prior to hiring the new CFO, and as described under Section A above, Employee’s salary shall remain at $200,000 per year ($16,667.00 per month).

2.
During the period whereupon Employee becomes the Strategic Advisor as set forth in Section B above, Employee’s Salary shall be $12,000.00 per month for three (3) months and $6,000 per month for any months remaining until April 30, 2025.

3.
Benefits. Employee shall continue to be eligible to participate in Employer’s medical and dental insurance programs, 401(k) and other employee benefit and welfare plan, program or arrangement that Employer has established for the benefit of Employer’s other employees, provide that Employee meet the qualifications of such plans as established for all employees.

4.
Employee shall not be entitled to participate in the Company bonus program or other Company executive compensation programs.